Exhibit 23.3
CONSENT OF SIMPSON THACHER & BARTLETT LLP
     We hereby consent to the reference to us under the heading of “Validity of Securities” in the Prospectus contained in the Registration Statement on Form F-3 filed by Yingli Green Energy Holding Company Limited and to the filing of this consent letter as an exhibit thereto.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

November 28, 2008